Exhibit 10.19

Addendum to the
Convertible Loan Agreement

“Addendum”

of

February 21, 2020

between

NLS Pharmaceutics AG
Alter Postplatz 2
6370 Stans
Switzerland
“Borrower”

and

Alexander Zwyer
Steinwichslenstrasse 9
9052 Niederteufen
Switzerland	“Lender”

(Borrower and Lender each a ʺPartyʺ

collectively the ʺPartiesʺ)

regarding

extension of maturity date

Addendum	2/3

WHEREAS

A.	The Borrower is a stock corporation (Aktiengesellschaft) in accordance with Swiss law with its registered seat and prinicipal place of business at Stans (company number CHE-447.067.367). The Company has a share capital of CHF 139’200.00, divided into 1’392 registered shares with a nominal value of CHF 100.00 each, which have been fully paid in.

B.	The Lender and the Borrower entered into a convertible loan agreement dated 21 February 2020 (“Agreement”). The Lender agreed to make available to the Borrower a convertible loan in the amount of USD 150’000 (“Convertible Loan”).

C.	The Lender granted to the Borrower the Convertible Loan under the Agreement.

D.	According to section 2.1 of the Agreement, the Convertible Loan shall bear regular interest at the rate of 10% per annum, calculated from (and including) the Loan Date to (and including) the maturity date (or the date of its earlier repayment).

E.	According to section 2.2 of the Agreement, default interest of 15% per annum shall apply, in case the Borrower does not make the full repayment before or convert the Loan into common shares of the Borrower at the maturity date.

F.	The Maturity Date for the repayment of the Convertible Loan together with accrued interest was set at 30 June 2020 (“Maturity Date”).

NOW, THEREFORE, the Parties agree as follows:

Any capitalized terms, if not defined otherwise in this Addendum, shall have the meaning as set forth in the Agreement.

1.	Open Amount

The Parties hereby confirm that the Convertible Loan has not been repaid to the Lender by the Borrower.

2.	Extension of Maturity Date

The Maturity Date as set forth in section 4 of the Agreement shall be extended from 30 June 2020 to 30 September 2020.

The Parties therefore confirm that no default interest as set forth in section 2.2 of the Agreement has accrued so far. In any case, the Lender waives any claim with regard to regular and default interest.

3.	Governing Law and Jurisdiction

This Addendum shall be governed by and construed in accordance with the substantive laws of Switzerland, without reference to principles of conflict of laws or choice of laws.

All disputes arising out of or in connection with the Addendum, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved by the ordinary courts in Stans (NW), Switzerland.

[signature page to follow]

Addendum	3/3

Borrower

NLS Pharmaceutics AG

/s/ Alexander Zwyer		/s/ Ronald Hafner
Name:	Alexander Zwyer	Name:	Ronald Hafner
Function:	CEO	Function:	Chairman of the Board

Lender

/s/ Alexander Zwyer
Alexander Zwyer